Exhibit 99(b)


DARDEN RESTAURANTS
Red Lobster(R) Olive Garden(R)
Bahama Breeze(R) Smokey Bones(R)
         www.darden.com
                                                       NEWS/INFORMATION
                                                       Corporate Relations
                                                       P.O. Box 593330
                                                       Orlando, FL  32859

                                    Contacts:
                                    (Analysts) Matthew Stroud   (407) 245-6458
                                    (Media)    Mike Bernstein   (407) 245-5270
FOR RELEASE
March 22, 2005
4:30 PM EST


            WILLIAM M. LEWIS, JR. ELECTED TO DARDEN RESTAURANTS BOARD

ORLANDO, FL - Darden Restaurants, Inc., (NYSE:DRI) has elected William M. Lewis, Jr., Managing Director and Co-Chairman of Investment Banking at Lazard Freres & Co. LLC, to its board of directors, effective June 2005. Darden owns and operates Red Lobster, Olive Garden, Bahama Breeze and Smokey Bones Barbeque & Grill restaurant companies.

"Bill Lewis brings a wealth of experience to Darden, including strong expertise in corporate strategy generally and financial strategy in particular. He will add significant value to Darden as we continue to grow as casual dining's market share leader," said Clarence Otis, Darden's Chief Executive Officer. "Bill is a highly respected financial services industry leader and will be a tremendous asset to our company."

"I am delighted to be joining the board of one of the premier casual dining companies in the world," said Lewis. "Darden is a great company with an exciting future."

Lazard Freres is a global bank with a 150-year history of providing its clients strategic advice and creative solutions in the major business areas of financial advice, asset management and capital markets.

"That Bill has agreed to join our board is a testament to the exciting opportunities we have at Darden and to the company's strong leadership," said Joe Lee, Chairman of Darden's Board of Directors. "Bill further strengthens our talented Board."

Prior to joining Lazard in 2004, Mr. Lewis was a Managing Director and Co-Head of the Global Banking Department at Morgan Stanley, where he was responsible for the firm's global industry practices and regions. Between 1994 and 2004, Mr. Lewis was head or co-head of each of Morgan Stanley's origination and execution businesses. In addition to the Global Banking Department, these businesses included the Global Mergers and Acquisition Department and Morgan Stanley Realty, the firm's real estate investment banking and investing businesses.

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Mr. Lewis is involved in a number of not-for-profit activities including the New
York City Department of Education Fund for Public Schools, the American Museum of Natural History, the Central Park Conservancy, the NAACP Legal Defense Fund, Phillips Academy, and the Cancer Research Institute. He has served as treasurer of the National Urban League and chairman of A Better Chance. Mr. Lewis was elected to the board of Freddie Mac [NYSE:FRE] in November, 2004.

Mr. Lewis was born in Richmond, Virginia. He graduated with honors in economics from Harvard College and earned an MBA from Harvard Business School. Mr. Lewis is married to Carol Sutton Lewis, a lawyer, entrepreneur, and philanthropist.

Darden Restaurants, Inc., headquartered in Orlando, FL, owns and operates over 1,350 restaurants with annual sales of over $5.0 billion. It is the casual dining leader in terms of market share and sales.

Forward-looking statements in this news release, if any, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Certain important factors could cause results to differ materially from those anticipated by the forward-looking statements, including the impact of changing economic or business conditions, the impact of competition, the availability of favorable credit and trade terms, the impact of changes in the cost or availability of food and real estate, government regulation, construction costs, weather conditions and other factors discussed from time to time in reports filed by the Company with the Securities and Exchange Commission.

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